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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 17, 2002, relating to the financial statements and financial highlights appearing in the March 31, 2002 Annual Report to Shareholders of Nations Classic Value Fund and Nations Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Registration Statement under the headings "Financial Statements" and "Comparison of Advisory and Other Service Arrangements and Fees".



PricewaterhouseCoopers LLP
New York, New York
March 26, 2003